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                                                                   EXHIBIT 10.11




                       SERVICE CORPORATION INTERNATIONAL

                      AMENDMENT TO 1986 STOCK OPTION PLAN


                 AMENDMENT, dated as of February 12, 1997, to the Service

Corporation International 1986 Stock Option Plan, as Amended and Restated on

November 12, 1991 (the "1986 Plan").

                 1.       The 1986 Plan is hereby amended effective as of the

date hereof, as follows:

                 Article III is hereby amended by adding the following at the end thereof:

                 The Committee may amend outstanding Non-qualified Stock Options to make such Non-qualified Stock Options transferable, without payment of consideration, to immediate family members of the grantee or to trusts or partnerships established for the exclusive benefit of one or more members of such person's immediately family (collectively, "Transferees"). A transfer of a Non-qualified Stock Option pursuant to this Section may only be effected by the Company at the written request of a grantee and shall become effective only when recorded in the Company's record of outstanding Non-qualified Stock Options. In the event a Non-qualified Stock Option is transferred as contemplated hereby, such Non-qualified Stock Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. In the event a Non-qualified Stock Option is transferred as contemplated hereby, such Non-qualified Stock Option will continue to be governed by and subject to the terms of this Plan and the relevant grant, and the transferee shall be entitled to the same rights as the grantee hereunder, as if no transfer had taken place. As used herein, "immediate family" shall mean, with respect to any person, such person's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in- law, or sister-in-law, and shall include adoptive relationships.
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                 2.       Article II is hereby amended by deleting the second

sentence thereof and replacing it with the following:

                 All members of the Committee shall be "Disinterested Persons", as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, who are also persons eligible to be "outside directors" for purposes of the Internal Revenue Code and the regulations promulgated thereunder.